UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Sonoco Board of Directors appointed James W. Kirkland as the Company's principal accounting officer on October 18, 2016. This designation was previously held by Barry L. Saunders until October 18, 2016.  Mr. Saunders remains the Company's Chief Financial Officer and principal financial officer.

Mr Kirkland, age 60, joined Sonoco in 2006 as Assistant Corporate Controller. He was promoted to Corporate Controller effective September 1, 2016.

The Company has not entered into any material contracts, plans or arrangements with Mr. Kirkland. There are no family relationships between Mr. Kirkland and any other executive officer or director of the Company, and there are no arrangements or understandings pursuant to which he has been appointed. There are no transactions between the Company and Mr. Kirkland that would constitute related person transactions under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 24, 2016	By:	/s/ Barry L. Saunders
Barry L. Saunders Senior Vice President and Chief Financial Officer